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                                                                     EXHIBIT 4.3



                          MICROWARE SYSTEMS CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN

         1. ESTABLISHMENT OF PLAN. Microware Systems Corporation, an Iowa corporation (the "Company"), proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this "Plan"). For purposes of this Plan, "Parent Corporation" and "Subsidiary" (collectively "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f) respectively of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section) and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

         2. SHARES RESERVED FOR ISSUANCE. A total of 500,000 shares of the Company's Common Stock are reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 15 of this Plan.

         3. PURPOSE. The purpose of this Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "Board") as eligible to participate in this Plan with a convenient means of acquiring an equity interest in the Company through Cash Contributions (as hereinafter defined) and payroll deductions to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries and to provide an incentive for continued employment.

         4. ADMINISTRATION. This Plan shall be administered by a committee appointed by the Board (the "Committee") consisting of at least two (2) members of the Board, each of whom is a Disinterested Person as defined in Rule 16b-3(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and an "Outside Director" within the meaning of Section 162(m) of the Code. As used in this Plan, references to the "Committee" shall mean either such committee or the Board if no committee has been established. Committee members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board Committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

         5. ELIGIBILITY. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

                  a. Employees who are not employed by the Company or Subsidiaries as of the beginning of such Offering Period;

                  b. Employees who, together with any other person whose stock would be attributed

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         to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

         6. OFFERING DATES. The offering periods of this Plan (each an "Offering Period") shall be of three (3) months duration commencing on January 1, April 1, July 1, and October 1 of each year and ending on March 31, June 30, September 30 and December 31 of each year. Each Offering Period shall consist of one (1) three (3) month purchase period (individually, a "Purchase Period") during which payroll deductions of participants are accumulated under this Plan and aggregated with their respective Cash Contributions (as hereinafter defined), if any. The first business day of each Offering Period is referred to as the "Offering Date" The last business day of each Purchase Period is referred to as the "Purchase Date". The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

         7. PARTICIPATION IN THIS PLAN. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company's Human Resources Department (the "Human Resources Department") not later than the close of business of the first day of the Offering Period, or such other date specified by the Committee, a Subscription Agreement in a form designated by the Company setting forth payroll deductions and Cash Contributions authorized in Section 10 of this Plan.

                  An eligible employee who does not deliver a subscription agreement to the Human Resources Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period, unless such employee enrolls in this Plan by filing a subscription agreement with the Human Resources Department not later than the commencement of a subsequent Offering Period or such other date specified by the Committee. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan. Notwithstanding any provision to the contrary, Cash Contributions will be permitted in any Offering Period.

         8. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during such Purchase Period plus all Cash Contributions by (b) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (but in no event less than the par value of a share of the Company's Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company's Common Stock); PROVIDED, HOWEVER, that the number of shares of the Company's Common Stock subject to options granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to

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Section 11(c) below with respect to the applicable Offering Period, or (b)
with respect to any participant, the maximum number of shares which may be purchased pursuant to Section 11(b) below with respect to the applicable Offering Period. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 9 hereof.

         9. PURCHASE PRICE. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

                  a.       The fair market value on the Offering Date; or

                  b.       The fair market value on the Purchase Date;

PROVIDED, HOWEVER, that in no event may the purchase price per share of the Company's Common Stock be below the par value per share of the Company's Common Stock. For purposes of this Plan, the term "fair market value" on a given date shall mean the fair market value of the Company's Common Stock as determined by the Board in its sole discretion, exercised in good faith, PROVIDED, HOWEVER, that where there is a public market for the Common Stock, the fair market value per share shall be the average of the last reported bid and asked prices of the Common Stock on the last trading day prior to the date of determination (or the average closing price over the number of consecutive trading days preceding the date of determination as the Board shall deem appropriate), or, in the event the Common Stock is listed on a stock exchange or on any Nasdaq listing, the fair market value per share shall be the closing price on such exchange or quotation system on the last trading date prior to the date of determination (or the average closing price over the number of consecutive trading days preceding the date of determination as the Board shall deem appropriate).

         10. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS, ISSUANCE OF SHARES.

                  a. The purchase price of the shares for each respective participant shall be the aggregate of (a) cash contributions of up to $15,000 delivered to the Company during any Offering Period (the "Cash Contributions"); and (b) regular payroll deductions made during each Offering Period. The aggregated amount of the Cash Contributions and accumulated payroll deductions shall not be permitted to exceed $15,000 during any Offering Period or fiscal year. The deductions are made in specified whole dollar amounts with a pay period minimum no less than twenty five dollars ($25.00) not to exceed fifteen percent (15%) of a participant's compensation during any Offering Period or any lower limit set by the Committee. Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, and overtime; PROVIDED, HOWEVER, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

                  b. A participant may lower or increase the rate of payroll deductions during an Offering Period by filing with the Human Resources Department a new authorization for payroll deductions in which case the new rates shall become effective for the next payroll period commencing more than fifteen (15) days after the Human Resources Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such changes in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any three month period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Human Resources Department a new authorization

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         for payroll deductions not later than the beginning of such Offering
         Period.

                  c. Cash Contributions must be received by the Company in the form of a cashiers check, certified check or wire transfer no later than two business days prior to the end of an Offering Period and no increase will be permitted although (i) one decrease will be permitted and (ii) Cash Contributions, may be withdrawn through withdrawal from the Plan as set forth in Section 12.

                  d. All payroll deductions and all Cash Contributions are credited to the respective participant's account established under this Plan and are deposited with the general funds of the Company. No interest accrues on such amounts. All amounts received or held by the Company under this Plan may be used by the Company for any corporate purposes, and the Company shall not be obligated to segregate such amounts.

                  e. On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from the Offering Period under this Plan and have all payroll deductions and Cash Contributions, if any, in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole and fractional shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 9 of this Plan. As provided in Sections 12 and 13 hereof, no Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

                  f. Shares purchased hereunder shall be initially maintained in separate stock accounts for the participants at a brokerage firm, bank or other administrator (the "Administrator") selected by, and pursuant to an arrangement with the Company. The Administrator shall maintain accounts for the benefit of the participants which shall reflect each participant's interest in the shares of Company Stock held by the Administrator for the benefit of each participant. Any participant may elect to have the Company Stock purchased under the Plan on such participant's behalf withdrawn from his or her account and certificates issued directly to the participant. Any election under this paragraph shall be on the forms provided by the Committee and shall be issued in accordance with this Section. In the event that Company Stock under the Plan is issued directly to a participant, the Company will deliver to each participant a stock certificate or certificates issued in such participant's name, or the name of the participant and another person designated by the participant as joint tenants with rights of survivorship, for the number of whole shares of Company Stock being withdrawn from the participant's account, as soon as practicable after the participant notifies the Administrator of his or her election to withdraw the shares. Only certificates representing full shares of Company Stock will be issued to a participant under this paragraph. In the event of the complete withdrawal of shares from a participant's account, the participant shall receive that number of full shares in his or her account and cash in lieu of fractional shares. If and to the extent provided by the Committee, for so long as such shares are maintained in accounts, all dividends paid with respect to such shares may be credited to each participant's account and be automatically reinvested in Company Stock as a Cash Contribution. The Committee may provide that transaction fees incurred with respect to dividend reinvestment be paid by either the Company or the participant.

                  g. During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right

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         in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under this Plan will be registered in the name of the participant or in the name of the participant and, if so designated, his or her spouse.

         11.      LIMITATIONS ON SHARES TO BE PURCHASED.

                  a. No employee shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

                  b. No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than fifteen (15) days prior to the commencement of any Offering Period, the Board may in its sole discretion, set a maximum number of shares which may be purchased by an employee at any single Purchase Date (hereinafter the "Maximum Share Amount"). Initially, there shall be no Maximum Share Amount. If a Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than five (5) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

                  c. If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

                  d. Any payroll deductions and Cash Contributions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

         12.      WITHDRAWAL.

                  a. Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Human Resources Department a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

                  b. Upon withdrawal from this Plan, the accumulated payroll deductions and the Cash Contributions, if any, shall be returned to the withdrawn participant without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new Subscription Agreement in the same manner as set forth above for initial participation in this Plan.

         13. TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any

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reason, including retirement or death, immediately terminates his or her participation in this Plan. In such event, the payroll deductions and Cash Contributions, if any, credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representatives without interest and the remaining shares credited to the participant's account shall be distributed to the participant in accordance with Section 10f. For purposes of this Section 13, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of a transfer to or from the Company and to or from any Subsidiary that the Board has designated as eligible to participate in this Plan, sick leave, military leave, or any other leave of absence approved by the Board; PROVIDED, HOWEVER, that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         14. RETURN OF PAYROLL DEDUCTIONS AND CASH CONTRIBUTIONS. In the event a participant's interest in this Plan is terminated by withdrawal or termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions and Cash Contributions credited to such participant's account. No interest shall accrue on the payroll deductions or Cash Contributions of a participant in this Plan.

         15. CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only in the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" and PROVIDED, FURTHER, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; PROVIDED, HOWEVER, that the price per share of Common Stock shall not be reduced below its par value per share.

         16. NONASSIGNABILITY. Neither payroll deductions credited to a participant's account nor Cash Contributions, if any, nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

         17. REPORTS. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period and promptly following any other transaction or activity on the account a report of his or her account setting forth (i) the Cash Contributions, if any; (ii) the total payroll deductions accumulated;
(iii) the number of shares purchased; (iv) the per share price thereof and
(v) the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

         18. NOTICE OF DISPOSITION. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the "Notice Period"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

         19. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

         20. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be revised to comply with the requirements of
Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

         21. NOTICES. All notices or other communications by a participant under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or other person, designated by the Company for the receipt thereof.

         22. TERMS; STOCKHOLDER APPROVAL. After this Plan is adopted by the Board, this Plan will become effective on the date that is the first commencement of an Offering Period (as defined above). This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. Thereafter, no later than twelve (12) months after the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 with respect to stockholder approval. This Plan shall continue until the earlier to occur of
(a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of the Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

         23.      DESIGNATION OF BENEFICIARY.

                  a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

                  b. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         24. CONDITIONS UPON ISSUANCE OF SHARES; SECURITIES LAW LIMITATIONS ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities law and regulations and the requirements of any stock exchange or automated quotation system upon which the shares may than be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         25. APPLICABLE LAW. Except to the extent governed by federal law, the Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Iowa.

         26. AMENDMENTS OR TERMINATION OF THIS PLAN. The Board may, at any time, amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendments make any change in an option previously granted which would adversely affect the right of any participant, nor may an amendment be made without approval of the stockholders of the Company obtained in accordance with Section 22 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:

                  a. Increase the number of shares that may be issued under this Plan;

                  b. Change the designation of the employees (or class of employees) eligible for participation in this Plan; or

                  c. Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

         ADOPTED BY the Company on the 28th day of July, 1999.


MICROWARE SYSTEMS CORPORATION



By:  /s/ Kenneth B. Kaplan
   --------------------------------

Its:   Chairman
    -------------------------------